   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996


                                                      REGISTRATION NO. 333-13827
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           FACTORY CARD OUTLET CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 5943                                36-3652087
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                           --------------------------

                               745 BIRGINAL DRIVE
                        BENSENVILLE, ILLINOIS 60106-1212
                                 (630) 238-0010
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                         CHARLES R. CUMELLO, PRESIDENT
                           FACTORY CARD OUTLET CORP.
                               745 BIRGINAL DRIVE
                        BENSENVILLE, ILLINOIS 60106-1212
                                 (630) 238-0010
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         ------------------------------

                                   COPIES TO:

          LORI J. BRAENDER, ESQ.                     WILLIAM J. GRANT, JR., ESQ.
       PITNEY, HARDIN, KIPP & SZUCH                   WILLKIE FARR & GALLAGHER
              200 CAMPUS DR.                             ONE CITICORP CENTER
       FLORHAM PARK, N.J. 07932-0950                       153 E. 53RD ST.
              (201) 966-6300                          NEW YORK, N.Y. 10022-4677
                                                           (212) 821-8000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM       AMOUNT OF
                              TITLE OF EACH CLASS                                    AGGREGATE        REGISTRATION FEE
                        OF SECURITIES TO BE REGISTERED                           OFFERING PRICE (1)         (2)
Common Stock, no par value per share...........................................     $37,950,000           $11,500

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) This amount was wired to the account of the Securities and Exchange Commission at Mellon Bank in payment of the required registration fee due in connection with this Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September, 1996.


                                FACTORY CARD OUTLET CORP.

                                By:            /s/ WILLIAM E. FREEMAN
                                     -----------------------------------------
                                                 WILLIAM E. FREEMAN
                                               CHAIRMAN OF THE BOARD


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                                          TITLE                    DATE
                                --------------------------  -------------------

                                Chairman of the Board
    /s/ WILLIAM E. FREEMAN        of Directors
------------------------------    (principal executive        November 12, 1996
      William E. Freeman          officer)

    /s/ CHARLES R. CUMELLO
------------------------------  President and Director        November 12, 1996
      Charles R. Cumello

                                Executive Vice President
     /s/ GLEN J. FRANCHI          and Treasurer
------------------------------    (principal financial and    November 12, 1996
       Glen J. Franchi            accounting officer)

    /s/ MICHAEL I. BARACH
------------------------------  Director                      November 12, 1996
      Michael I. Barach

------------------------------  Director                                 , 1996
   Dr. Robert C. Blattberg

    /s/ BART A. BROWN, JR.
------------------------------  Director                      November 12, 1996
      Bart A. Brown, Jr.

    /s/ RICHARD A. DOPPELT
------------------------------  Director                      November 12, 1996
      Richard A. Doppelt

     /s/ J. BAYARD KELLY
------------------------------  Director                      November 12, 1996
       J. Bayard Kelly

------------------------------  Director                                 , 1996
     James L. Nouss, Jr.

     /s/ STEWART M. KASEN
------------------------------  Director                      November 12, 1996
       Stewart M. Kasen

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



    (A) EXHIBITS



 1.1       Form of Underwriting Agreement.

 *3.1      Amended and Restated Certificate of Incorporation of the Company.

 *3.2      Amended and Restated Bylaws of the Company.

* 4.1      Specimen of Registrant's Common Stock Certificate.

* 5.1      Opinion of Pitney, Hardin, Kipp & Szuch.

*10.1      Employment Agreement, dated as of April 6, 1995, by and between the Company and
             Charles R. Cumello.

*10.1.1    Loan Agreement, dated as of October 1, 1995, between FCO and Charles R. Cumello.

*10.2      Consulting Agreement, dated July 30, 1996 by and between the Company and J.
             Bayard Kelly.

10.3       Supply Agreement, dated as of August 2, 1996, by and between the Company and Fine
             Art Developments, p.l.c.

10.4       Lease Agreement between the Company and Prudential Insurance Company of America,
             dated September 25, 1992.

10.5       Lease Agreement between the Company and Elk Grove Village Industrial Park Ltd.,
             dated July 17, 1995.

10.6.1     1989 Stock Option Plan of the Company, as amended.

*10.6.2    1996 Employee Stock Purchase Plan of the Company.

10.7       Business Loan Agreement dated November 10, 1995 among the Company, FCO and Bank
             One, Chicago, N.A. ("Bank One"), as amended.

10.8       Loan Agreement dated as of July 2, 1996 by and between FCO and Petra Capital,
             L.L.C. ("Petra").

10.8.1     Stock Purchase Warrant dated July 2, 1996 by and between the Company and Petra, as amended.

10.8.2     Secured Promissory Note dated July 2, 1996 by and between FCO and Petra.

10.8.3     Security Agreement dated July 2, 1996 by and between FCO and Petra.

10.8.4     Guaranty Agreement dated July 2, 1996 by and between the Company and Petra.

10.9.1     Loan Agreement dated November 15, 1995 by and between FCO and Sirrom Capital
             Corporation ("Sirrom").

10.9.2     Stock Purchase Warrant dated November 15, 1995 by and between the Company and
             Sirrom.

10.9.3     Secured Promissory Note dated November 15, 1995 by and between FCO and Sirrom.

10.9.4     Security Agreement dated November 15, 1995 by and between FCO and Sirrom.

10.9.5     Guaranty Agreement dated November 15, 1995 by and between the Company and Sirrom.

10.9.6     First Amendment to Loan Agreement and Loan Documents dated June 28, 1996 by and between FCO and Sirrom

10.9.7     Stock Purchase Warrant dated June 28, 1996 by and between the Company and Sirrom.

10.9.8     Secured Promissory Note dated June 28, 1996 by and between FCO and Sirrom.

10.9.9     Amended and Restated Stock Purchase Warrant dated July 30, 1996 by and between the Company and Sirrom.

10.9.10    Amendment to Stock Purchase Warrant dated July 30, 1996 by and between the
             Company and Sirrom.

*11.1      Computation of Earnings per Share.

+21.1      List of the subsidiaries of the Company.

+23.1      Consent of KPMG Peat Marwick LLP.

*23.2      Consent of Pitney, Hardin, Kipp & Szuch (included as part of Exhibit 5.1).

+24.1      Power of Attorney (contained on the signature page of this Registration
             Statement).

+27.1      Financial Data Schedules.


------------------------


*   To be filed by amendment



+   Filed previously